THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 17th day of October, 2017, by and between SILICON VALLEY BANK (“Bank”) and LIMELIGHT NETWORKS, INC., a Delaware corporation (“Borrower”) whose address is 222 South Mill Avenue, 8th Floor, Tempe, Arizona 85281.
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 2, 2015, as amended by that certain First Loan Modification Agreement dated as of March 30, 2016, and as further amended by that certain Second Loan Modification Agreement dated as of October 25, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, (ii) increase the Revolving Line, (iii) amend a certain financial covenant, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.

2.1    Section 2.3 (Overadvances). Section 2.3 is amended by deleting the reference to “the Default Rate” therein and inserting in lieu thereof “a per annum rate equal to the rate that is otherwise applicable to Advances plus three percent (3.0%)”.
2.2    Section 2.5 (Fees). The first sentence of subsection (c) of Section 2.5 is deleted in its entirety and replaced with the following:

“A fee (the “Unused Revolving Line Facility Fee”), payable quarterly in arrears on the last day of each quarter, and on the Revolving Line Maturity Date, in an amount equal to two-tenths of one percent (0.20%) per annum of the average unused portion of the Revolving Line, as determined by Bank in accordance with this Section 2.5(c).”

2.3    Section 3.2 (Conditions Precedent to all Credit Extensions). Subsections (a) and (b) of Section 3.2 are deleted in their entirety and replaced with the following:
“    (a)    timely receipt of the Credit Extension request, a Notice of Borrowing and any materials and documents required by Section 3.4;

(b)    the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”

2.4    Section 3.4 (Procedures for Borrowing). Section 3.4 is deleted in its entirety and replaced with the following:
“    3.4    Procedures for Borrowing.
(a)    Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s (via an individual duly authorized by an Administrator) irrevocable written notice delivered to Bank in the form of a Notice of Borrowing or without instructions if any Advances is necessary to meet Obligations which have become due. The Notice of Borrowing shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such Notice of Borrowing shall be in the form attached hereto as Exhibit C and shall be executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized

Signer may provide such notices and request Advances. The Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (1) the amount of the Advance; (2) the requested Funding Date; (3) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (4) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month. Notwithstanding any terms in this Agreement to the contrary, each LIBOR Advance shall not be less than One Million Dollars ($1,000,000.00) and shall be in a multiple of One Hundred Thousand Dollars ($100,000.00). In addition to such Notice of Borrowing, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, a Borrowing Base Report, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion.
(b)    On the Funding Date, Bank shall credit proceeds of an Advance to the Designated Deposit Account and, subsequently, shall transfer such proceeds by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing. No Advances shall be deemed made to Borrower, and no interest shall accrue on any such Advance, until the related funds have been deposited in the applicable Designated Deposit Account.”
2.5    Section 3.5 (Conversion and Continuation Elections). Subsection (b) of Section 3.5 is deleted in its entirety and replaced with the following:
“    (b)    Borrower shall deliver a Notice of Conversion/Continuation by electronic mail via Bank’s online banking program to be received by Bank prior to 12:00 p.m. Pacific time (i) at least three (3) Business Days in advance of the Conversion Date or Continuation Date, if any Advances are to be converted into or continued as LIBOR Advances; and (ii) on the Conversion Date, if any Advances are to be converted into Prime Rate Advances, in each case specifying the:

(1)    proposed Conversion Date or Continuation Date;

(2)    aggregate amount of the Advances to be converted or continued;

(3)    nature of the proposed conversion or continuation; and

(4)    if the resulting Advance is to be a LIBOR Advance, the duration of the requested Interest Period.”

2.6    Section 3.7 (Additional Requirements/Provisions Regarding LIBOR Advances). The first sentence of subsection (d) of Section 3.7 is deleted in its entirety and replaced with the following:
“If it shall become unlawful for Bank to continue to fund or maintain any LIBOR Advances, or to perform its obligations hereunder, or if the LIBOR Rate becomes unavailable for any reason, upon demand by Bank, Borrower shall prepay the LIBOR Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 3.6(c)(ii)).”
2.7    Section 5.3 (Accounts Receivable). The third sentence of subsection (b) of Section 5.3 is deleted in its entirety and replaced with the following:
“Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Report.”
2.8    Section 6.2 (Financial Statements, Reports, Certificates). Subsection (a) of Section 6.2 is deleted in its entirety and replaced with the following:
“    (a)    a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) (i) with each request for an Advance, (ii) within thirty (30) days after the last day of each month in which Advances are outstanding or an Advance request has been made, and (iii) thirty (30) days after the last day of each quarter to the extent not required pursuant to (ii) during any month in such quarter;”

2.9    Section 6.3 (Accounts Receivable). The following language is hereby inserted at the end of Subsection (c) of Section 6.3 thereof:
“Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).”

2.10    Section 6.6 (Access to Collateral; Books and Records). Section 6.6 is hereby amended by inserting the following to appear at the end thereof:
“Notwithstanding the foregoing, no such audit or inspection shall be conducted after the Third Amendment Effective Date so long as no Advance is requested, but an audit or inspection must be completed with results satisfactory to Bank in its sole discretion prior to Bank making the first Advance after the Third Amendment Effective Date.”

2.11    Section 6.9 (Financial Covenants). Subsection (c) of Section 6.9 is deleted in its entirety and replaced with the following:
“    (c)    Minimum Liquidity. Maintain at all times, to be tested (i) as of the last day of each month in which Advances are outstanding at any time or an Advance request has been made and (ii) as of the last day of each quarter to the extent not tested pursuant to (i) during any month in such quarter, Liquidity of at least Ten Million Dollars ($10,000,000.00), of which at least Five Million Dollars ($5,000,000.00) shall be unrestricted and unencumbered (other than Liens in favor of Bank pursuant to the general security interest granted in this Agreement) cash and Cash Equivalents held by Borrower in Deposit Accounts or Securities Accounts in Borrower’s name maintained with Bank or Bank’s Affiliates.”
2.12    Section 6.14 (Online Banking). Section 6.14 is hereby inserted immediately following Section 6.13:
“    6.14    Online Banking.

(a)    Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b)    Comply with the terms of the “Banking Terms and Conditions” and ensure that all persons utilizing the online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via the online banking platform and to further assume that any submissions or requests made via the online banking platform have been duly authorized by an Administrator.”

2.13    Section 8.2 (Covenant Default). Subsection (a) of Section 8.2 is deleted in its entirety and replaced with the following:
“    (a) Borrower fails or neglects to perform any obligation in Sections 6.3, 6.4, 6.5, 6.6, 6.8, 6.9, 6.10, or 6.14, or violates any covenant in Section 7;”

2.14    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:
“    “Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. For purposes of the definition of Eligible Accounts, Affiliate shall include a Specified Affiliate.”
“    “Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right, after consultation and prior notice to Borrower, to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”
“    “LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Advance to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 0.00001%) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

“    “LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward, if necessary, to the nearest 0.00001%) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.”

“    “LIBOR Rate Margin” is two and one-half of one percent (2.50%).”

“    “Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
“    “Prime Rate Margin” is zero percent (0.00%).”
“    “Revolving Line” is an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000.00) outstanding at any time.”
“    “Revolving Line Maturity Date” is November 2, 2019.”
2.15    Section 13 (Definitions). Subsections (a), (e), (q) and (t) in the definition of “Eligible Accounts” set forth in Section 13.1 are hereby deleted in their entirety and replaced with the following:
“    (a)    Accounts (i) for which the Account Debtor is Borrower’s Affiliate, officer, employee, investor, or agent, and Accounts that are intercompany Accounts;”
“    (e)    Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States, Canada, Australia, Mexico, India, Japan, China, Singapore, South Korea, Israel, Malta, the United Kingdom, Ireland, France, Germany, Switzerland, Norway, Sweden, Finland, Luxembourg, Portugal, Monaco, Austria, Denmark, and the United Arab Emirates or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States, Canada, Australia, Mexico, India, Japan, China, Singapore, South Korea, Israel, Malta, the United Kingdom, Ireland, France, Germany, Switzerland, Norway, Sweden, Finland, Luxembourg, Portugal, Monaco, Austria, Denmark, and the United Arab Emirates, unless in the case of both (i) and (ii) such Accounts are otherwise approved by Bank in writing on a case by case basis in its sole discretion;”

“    (q)    Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond ninety (90) days (including Accounts with a due date that is more than ninety (90) days from invoice date);”

“    (t)    Accounts in which the Account Debtor disputed liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding (whether voluntary or involuntary), or becomes insolvent, or goes out of business;”

2.16    Section 13 (Definitions). The definition of “Eligible Accounts” in Section 13.1 is hereby amended by deleting “.” where it appears at the end thereof and inserting in lieu thereof “; and”, and then inserting the following:
“    (x)    Accounts in which Bank does not have a first priority, perfected security interest under all applicable laws;”
“    (y)    Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, unless otherwise approved by Bank in writing; and”
“    (z)    Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment.”

2.17    Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:
“    “Administrator” is an individual that is named:

(a)     as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in the “Banking Terms and Conditions”) on behalf of Borrower; and

(b)     as an Authorized Signer of Borrower in an approval by the Board.”

“    “Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.”

“    “Specified Affiliate” is any Person (a) more than ten percent (10.0%) of whose aggregate issued and outstanding equity or ownership securities or interests, voting, non-voting or both, are owned or held directly or indirectly, beneficially or of record, by Borrower, and/or (ii) whose equity or ownership securities or interests representing more than ten percent (10.0%) of such Person’s total outstanding combined voting power are owned or held directly or indirectly, beneficially or of record, by Borrower.”

“    “Third Amendment Effective Date” is October 17, 2017.”

2.18    Section 13 (Definitions). The following defined term set forth in Section 13.1 is deleted in its entirety:
“    “Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit E.”

2.19    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 attached hereto.
2.20    Exhibit C (Notice of Borrowing). The Notice of Borrowing appearing as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with the Notice of Borrowing attached as Schedule 2 attached hereto.
2.21    Exhibit D (Notice of Conversion/Continuation). The Notice of Conversion/Continuation appearing as Exhibit D to the Loan Agreement is deleted in its entirety and replaced with the Notice of Conversion/Continuation attached as Schedule 3 attached hereto.
2.22    Exhibit E. The Transaction Report (as defined in the Loan Agreement until the date of this Amendment) appearing as Exhibit E to the Loan Agreement is deleted in its entirety and replaced with the following: “Exhibit E – Intentionally Omitted”.
3.    Post-Closing Condition. Borrower hereby acknowledges and agrees that Borrower will deliver to Bank, on or before the date that is fifteen (15) days from the date of this Amendment, in form and substance satisfactory to Bank, a certificate of good standing from the State of Delaware dated as of a date no earlier than thirty (30) day s prior to the date of this Amendment. Borrower acknowledges and agrees that the failure of Borrower to satisfy any requirements set forth in the immediately preceding sentence within fifteen (15) day s from the date of this Amendment shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

4.    Limitation of Amendments.
4.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 2, 2015, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of (i) a fully-earned, non-refundable amendment fee in an amount equal to Twenty-Five Thousand Dollars ($25,000.00) and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Matt Kelty_______________ Name: Matt Kelty_______________ Title: Vice President_____________	LIMELIGHT NETWORKS, INC. By: /s/ Sajid Malhotra____________ Name: Sajid Malhotra____________ Title: CFO _____________

Schedule 1

EXHIBIT B
COMPLIANCE CERTIFICATE
TO:    SILICON VALLEY BANK                Date:
FROM: LIMELIGHT NETWORKS, INC.

The undersigned authorized officer of LIMELIGHT NETWORKS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Financial statements	Monthly within 30 days when Advances are outstanding or requested in said month	Yes No
Compliance Certificate	Monthly within 30 days when Advances are outstanding or requested in said month; otherwise, quarterly within 30 days	Yes No
10‑Q, 10‑K (including opinion of auditors) and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings and Deferred Revenue Report	Monthly within 30 days when Advances are outstanding or requested in said month; otherwise, quarterly within 30 days	Yes No
Borrowing Base Reports	Monthly within 30 days when Advances are outstanding or requested in said month; otherwise, quarterly within 30 days	Yes No
Board-approved Projections	FYE within 60 days and as updated or amended	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times:
Liquidity (tested monthly when Advances are outstanding or requested in said month; otherwise, quarterly)	$10,000,000.00 ($5,000,000 in in accounts with Bank and Bank’s Affiliates)	$_______ ($_______ in in accounts with Bank and Bank’s Affiliates)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

New Office, Business or Bailee Locations	Borrower	Collateral Description	Value of Collateral

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

LIMELIGHT NETWORKS, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

SCHEDULE 1 TO COMPLIANCE CERTIFICATE
FINANCIAL COVENANT OF BORROWER
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:    ____________________

I.    Liquidity (Section 6.9(c))
Required:    $10,000,000.00
Actual:        $___________________

A.
Aggregate amount of unrestricted and unencumbered (other than Liens in favor of Bank pursuant to the general security interest granted in this Agreement) cash and Cash Equivalents held at such time by Borrower in Deposit Accounts or Securities Accounts in Borrower’s name maintained with Bank or Bank’s Affiliates (must be at least $5,000,000.00)

$
B.	Availability Amount	$
C.	Liquidity (line A plus line B)	$

Is line C equal to or greater than $10,000,000.00?
  No, not in compliance                      Yes, in compliance

Schedule 2

EXHIBIT C
FORM OF NOTICE OF BORROWING

LIMELIGHT NETWORKS. INC.
Date: ______________
To:    Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
Attention: IMX Production
Email: imxproduction@svb.com; MKelty@svb.com

RE:    Loan and Security Agreement dated as of November 2, 2015 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between Limelight Networks, Inc. (the “Borrower”), and Silicon Valley Bank (the “Bank”)
Ladies and Gentlemen:
The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4(a) of the Loan Agreement, of the borrowing of an Advance.
The Funding Date, which shall be a Business Day, of the requested borrowing is _______________.
The aggregate amount of the requested Advance is $_____________.
The requested Advance shall consist of $___________ of Prime Rate Advances and $ ______ of LIBOR Advances.
The duration of the Interest Period for the LIBOR Advances included in the requested Advance shall be __________ months.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:
(a)    all representations and warranties of Borrower contained in the Loan Agreement are true and correct in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date;
(b)    no Default or Event of Default has occurred and is continuing, or would result from such proposed Advance; and
(c)    the requested Advance will not cause the aggregate principal amount of the outstanding Advances to exceed the lessor of (i) the Borrowing Base and (ii) the Revolving Line.

BORROWER                LIMELIGHT NETWORKS, INC.
By:
Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date
____%

Schedule 3

EXHIBIT D

FORM OF NOTICE OF CONVERSION/CONTINUATION

LIMELIGHT NETWORKS. INC.
Date:
To:    Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
Attention: IMX Production
Email: imxproduction@svb.com; MKelty@svb.com

RE:    Loan and Security Agreement dated as of November 2, 2015 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between Limelight Networks, Inc. (the “Borrower”) and Silicon Valley Bank (the “Bank”)
Ladies and Gentlemen:
The undersigned refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.5 of the Loan Agreement, of the [conversion] [continuation] of the Advances specified herein, that:
1.    The date of the [conversion] [continuation] is                                            , 20___.
2.    The aggregate amount of the proposed Advances to be [converted] is

$                          or [continued] is $                                   .
3.    The Advances are to be [converted into] [continued as] [LIBOR] [Prime Rate] Advances.
4.    The duration of the Interest Period for the LIBOR Advances included in the [conversion] [continuation] shall be            months.
The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:
(a)    with respect to a request for a conversion to or continuation of a LIBOR Advance, no Default or Event of Default has occurred and is continuing, or would result from such proposed conversion; and
(b)    the requested [conversion] [continuation] will not cause the aggregate principal amount of the outstanding Advances to exceed the lessor of (i) the Borrowing Base and (ii) the Revolving Line.
BORROWER                LIMELIGHT NETWORKS, INC.
By:
Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date
____%